UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2020 (December 22, 2020)

Trinity Place Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08546	22-2465228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Madison Avenue, New York, New York 10173

(Address of Principal Executive Offices) (Zip Code)

(212) 235-2190

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value Per Share	TPHS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 22, 2020, the indirect wholly-owned subsidiary (the “Mortgage Borrower”) of Trinity Place Holdings Inc. (the “Company”) that owns the real property known as 77 Greenwich Street (also known as 67 Greenwich Street and 28-42 Trinity Place) (the “Trinity Place Property”) entered into an amendment (the “Mortgage Loan Amendment”) to the Master Loan Agreement, dated as of December 22, 2017, by and between Mortgage Borrower, as borrower, and Massachusetts Mutual Life Insurance Company (the “Mortgage Lender”), as lender and administrative agent (the “Mortgage Loan”), pursuant to which, among other things, the sales pace covenants were amended and extended to provide for a reduction in the gross value of condominium sales at the Trinity Place Property and to afford more favorable cure rights than currently exist if a required sales threshold is not satisfied. The sales pace covenants will be tested on April 1, 2021, July 1, 2021 and October 2, 2021. Additionally, the outside date by which the Mortgage Borrower is required to have substantially completed construction of all improvements to the Trinity Place Property was extended to November 30, 2021 and liquidity requirements will be reduced based on construction progress (the Company currently anticipates that Temporary Certificates of Occupancy, upon the granting of which unit purchasers may occupy their units (“TCOs”), will be issued significantly sooner, with the first TCO currently anticipated to be issued in the first quarter of 2021). In connection with the Mortgage Loan Amendment, Mortgage Borrower paid down $8 million of the Mortgage Loan and funded certain reserves to Mortgage Lender, a portion of which was funded by a release of certain cash collateral and the balance of which was funded by a mezzanine loan in accordance with that certain Mezzanine Loan Agreement (the “Mezzanine Loan Agreement”), dated December 22, 2020, by and between an indirect wholly-owned subsidiary of the Company and indirect owner of the Mortgage Borrower (the “Mezz Borrower”), and TPHS Lender II LLC (the “Mezz Lender”), as lender and administrative agent (the “Mezzanine Loan”), which the Mortgage Loan was amended to permit.  Under the terms of the Mortgage Loan Amendment, to the extent that any payments are needed to satisfy the minimum multiple fee owed to Mortgage Lender upon the repayment of the Mortgage Loan that have not already been paid, such minimum multiple fee will be reduced by 60% if the Mortgage Loan is repaid in full prior to June 30, 2021, and by 40% if repaid between July 1, 2021 and September 30, 2021. The Company currently expects any such payments to be minimal (if anything).

The Mezzanine Loan is for an amount of $7.5 million and has a term of three years with two one-year extension options, exercisable under certain circumstances.  The collateral for the Mezzanine Loan is Mezz Borrower’s equity interest in its direct, wholly-owned subsidiary, which owns 100% of the equity interests in Mortgage Borrower. The blended interest rate for the Mortgage Loan and the Mezzanine Loan, assuming the Mortgage Loan and the Mezzanine Loan are fully drawn, is 9.44% on an annual basis, representing a variance from the current rate of approximately 19 basis points.  Interest on the Mezzanine Loan is not payable on a monthly basis but instead is automatically added to the unpaid principal amount on a monthly basis (and therefore accrues interest) and is payable in full on the maturity date of the Mezzanine Loan. Upon final repayment of the Mezzanine Loan, a multiple on invested capital, or MOIC, shall be due on substantially the same terms as provided for in the Corporate Credit Agreement (defined below). The Mezzanine Loan may not be prepaid prior to prepayment in full of the Mortgage Loan, but if the Mortgage Loan is being prepaid in full, the Mezzanine Loan may be prepaid simultaneously therewith. Subject to the prior sentence the Mezzanine Loan may be prepaid in whole or in part, without penalty or premium (other than payment of the MOIC amount, if applicable, as provided below), upon prior written notice to Mezz Lender. In connection with the Mezzanine Loan, the Company entered into a completion guaranty, carry guarranty, equity funding guaranty, recourse guaranty and environmental indemnification undertaking substantially consistent with the Company’s existing guarantees made to Mortgage Lender in connection with the Mortgage Loan.

In connection with the foregoing, the Company entered into an amendment, dated as of December 22, 2020 (the “Corporate Facility Amendment”) to the Credit Agreement, dated as of December 19, 2019 (the “Corporate Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company from time to time party thereto, as guarantors, TPHS Lender LLC (an affiliate of Mezz Lender), as initial lender (the “Corporate Facility Lender”), and Trimont Real Estate Advisors, LLC, as administrative agent (the “Corporate Facility Administrative Agent”), pursuant to which, among other things, (i) the Corporate Facility Lender and the Corporate Facility Administrative Agent permitted the Company and the Mezz Borrower to enter into the Mezzanine Loan Agreement, the Mortgage Loan Amendment and related documents, (ii) the commitment made by the Corporate Facility Lender under the Corporate Credit Agreement was reduced by the amount of the Mezzanine Loan from $70 million to $62.5 million, subject to increase by $25 million upon satisfaction of certain conditions and the consent of the Corporate Facility Lender, and (iii) the MOIC amount that would be due and payable by the Company upon the final repayment of the loan pursuant to the Corporate Credit Agreement (the “Corporate Loan”) if no event of default exists and is continuing under the Corporate Credit Agreement at any time prior to December 22, 2022, was amended to combine the Corporate Loan and the Mezzanine Loan for purposes of calculating the MOIC, to the extent not previously paid, if any. In addition, the exercise price of the warrants issued in connection with the Corporate Credit Agreement was amended to be $4.50 per share (the “Warrant Agreement Amendment”).

The foregoing descriptions of the Mortgage Loan Amendment, Mezzanine Loan Agreement, Corporate Facility Amendment and Warrant Agreement Amendment do not purport to be complete and are qualified in their entirety by reference thereto, copies of which will be attached as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which the Company intends to file no later than March 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY PLACE HOLDINGS INC.

Date: December 23, 2020	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer